UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

February 12, 2009

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street		68112
Omaha, Nebraska		(Zip Code)
(Address of principal executive offices)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 7.01                                 Regulation FD Disclosure.

On February 12, 2009, Ballantyne of Omaha, Inc. (“the Company”) issued a press release (the “Press Release”) announcing a reduction in overall staffing by nineteen persons, or approximately ten percent, as part of the ongoing shift in the Company’s business from the manufacture of film projection equipment to the distribution of digital cinema projection equipment.  The cost of the termination benefits is estimated to amount to approximately $255,000. Total annualized cost savings related to the reduction is estimated to amount to approximately $900,000. A copy of the Press Release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 12, 2009.

The information contained in this Current Report on Form 8-K under Items 7.01 and 9.01 is being “furnished” pursuant to Items 7.01 and 9.01 of Form 8-K and, as such, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in Items 7.01 and 9.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: February 12, 2009	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and Chief Financial Officer